                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK

                                       OF

                              ANDROS INCORPORATED

                                       AT

                              $18.00 NET PER SHARE

                                       BY

                            ANDROS ACQUISITION INC.
                     AN INDIRECT WHOLLY OWNED SUBSIDIARY OF

                              ANDROS HOLDINGS INC.
                            A CORPORATION FORMED BY

                       GENSTAR CAPITAL PARTNERS II, L.P.

  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
        TIME, ON WEDNESDAY, MARCH 20, 1996 UNLESS THE OFFER IS EXTENDED.

TO OUR CLIENTS:

    Enclosed for your consideration are an Offer to Purchase, dated February 21, 1996 (the "Offer to Purchase"), and a related Letter of Transmittal in connection with the offer by Andros Acquisition Inc., a corporation organized and existing under the laws of the State of Delaware ("Purchaser") and a direct wholly owned subsidiary of Andros Holdings Inc., a corporation organized and existing under the laws of the State of Delaware ("Parent") and formed at the direction of Genstar Capital Partners II, L.P., a Delaware limited partnership, the sole general partner of which is Genstar Capital LLC, to purchase all outstanding shares of common stock, par value $.01 per share (the "Shares"), of Andros Incorporated, a corporation organized and existing under the laws of the State of Delaware (the "Company"), at a price of $18.00 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal (which together constitute the "Offer").

    We are (or our nominee is) the holder of record of Shares held by us for your account. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

    We request instructions as to whether you wish to have us tender on your behalf any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

    Your attention is invited to the following:

       1.  The tender price is $18.00 per Share, net to the seller in cash.

       2.  The Offer is being made for all outstanding Shares.

       3. The Board of Directors of the Company, after receiving the recommendation in favor thereof (with one vote against and one abstention) of the special committee of the Board of Directors of the Company formed to consider, among other things, the Offer and the Merger (as defined in the Offer to Purchase), has determined that each of the Offer and the Merger is fair to, and in the best interests of, the stockholders of the Company, and recommends (with one vote against and one abstention) that stockholders accept the Offer and tender all of their Shares pursuant to the Offer.

       4. The Offer and withdrawal rights will expire at 12:00 Midnight, New York City time, on Wednesday, March 20, 1996, unless the Offer is extended.

       5. The Offer is conditioned upon, among other things, (i) there being validly tendered and not withdrawn prior to the expiration of the offer that number of Shares which constitutes at least a majority of the Shares then outstanding on a fully diluted basis and (ii) Purchaser having obtained financing pursuant to, or on terms and conditions no less favorable than those contained in, the Financing Commitments (as defined in Section 9 of the Offer to Purchase).

       6. Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as otherwise provided in Instruction 6 of the
    Letter of Transmittal, stock transfer taxes with respect to the purchase of Shares by Purchaser pursuant to the Offer.

    If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the instruction form contained in this letter. An envelope in which to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified in your instructions. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

    The Offer is made solely by the Offer to Purchase and the related Letter of Transmittal and is being made to all holders of Shares. Purchaser is not aware of any jurisdiction where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of Shares pursuant thereto, Purchaser will make a good faith effort to comply with such state statute. If, after such good faith effort, Purchaser cannot comply with such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares in such state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Purchaser by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

          INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE FOR CASH
         ALL OUTSTANDING SHARES OF COMMON STOCK OF ANDROS INCORPORATED
                           BY ANDROS ACQUISITION INC.

    The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated February 21, 1996, and the related Letter of Transmittal (which together constitute the "Offer") in connection with the offer by Andros Acquisition Inc., a corporation organized and existing under the laws of the State of Delaware and an indirect wholly owned subsidiary of Andros Holdings Inc., a corporation organized and existing under the laws of the State of Delaware and formed at the direction of Genstar Capital Partners II, L.P., a Delaware limited partnership, the sole general partner of which is Genstar Capital LLC, to purchase all outstanding shares of common stock, par value $.01 per share (the "Shares"), of Andros Incorporated, a corporation organized and existing under the laws of the State of Delaware.

    This will instruct you to tender the number of Shares indicated below (or, if no number is indicated below, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

 Dated: ------------------------------- , 199 --                   SIGN HERE

                                                     --------------------------------------
                 Number of Shares                    --------------------------------------
                 to be Tendered:                           SIGNATURE(S) OF HOLDER(S)
  -------------------------------------- Shares*             Name(s) of Holder(s):
                                                     --------------------------------------
                                                     --------------------------------------
                                                              PLEASE TYPE OR PRINT
                                                    ----------------------------------------
                                                                    ADDRESS
                                                    ----------------------------------------
                                                                    ZIP CODE
                                                    ----------------------------------------
                                                         AREA CODE AND TELEPHONE NUMBER
                                                    ----------------------------------------
                                                       TAXPAYER IDENTIFICATION OR SOCIAL
                                                                SECURITY NUMBER

* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.